Exhibit 10.20

THIRD AMENDMENT TO LEASE

FEBRUARY 19, 2004

This Third Amendment to Lease is to that certain Lease Agreement dated December 7, 2000 and amended on December 15, 2003 and January 21, 2004 by and between CARLETON INVESTORS, L.L.C. (“Lessor”) and SCANNER TECHNOLOGIES CORPORATION, a Minnesota corporation (“Lessee”) for the Premises described as 4665 South Ash Avenue, Suite G-19 & G-20, Tempe, Arizona.

Lessor and Lessee hereby agree to amend the following terms and conditions of the above referenced Lease Agreement and subsequent Lease Amendments as follows:

1.

Paragraph 2, Premises. The approximate square footage of Suite G-19 shall be amended to 2,036 square feet and Lessee’s pro rata share of the Premises for both Suites G-19 and G-20 shall be adjusted to 4.9965%.

2.	Paragraph 4, Rent. The Base Monthly Rent for both Suites G-19 and G-20 shall be amended as follows:

01/01/04 through 02/29/04 @ $3,740.80/Mo. + Rental Tax (Suite G-20 only)

03/01/04 through 02/28/06 @ $5,369.60/Mo. + Rental Tax

03/01/06 through 02/28/07 @ $5,503.84/Mo. + Rental Tax

3.

Should there be any conflict between the above referenced Lease Agreement, Lease Addendum, First Amendment to Lease, Second Amendment to Lease and this Third Amendment to Lease, this Third Amendment to Lease shall control.

4.	All other terms and conditions of the above referenced Lease Agreement shall remain in full force and effect.

LESSOR: CARLETON INVESTORS, L.L.C.

By:	/s/ Clifford J. Cutler	Date: February 24, 2004
Clifford J. Cutler, Managing Member

LESSEE: SCANNER TECHNOLOGIES CORPORATION

By:	/s/ Elwin M. Beaty	Date: February 24, 2004
Elwin M. Beaty

Its:	President

LEASE RENEWAL ADDENDUM

Date:	January 29, 2007
Address:	4665 South Ash Avenue
Suite:	G-19 & G-20
City/State/Zip:	Tempe, Arizona
Lessor:	Carleton Park Associates, L.L.C. Successor in interest to Carleton Investors, L.L.C.
Lessee:	Scanner Technologies Corporation, a Minnesota corporation

The above named Lessee will be renewing the Lease Agreement dated December 7, 2000 and Amended December 15, 2003, January 21, 2004 and February 19, 2004. The terms and conditions shall remain in full force and effect with the exception of the following:

1.	Paragraph 3, Term in the above referenced Lease Agreement shall be amended as follows:

The term of the Lease shall be extended an additional Twelve (12) Months, commencing March 1, 2007 and the expiration date of the Lease term shall be February 28, 2008.

2.	Paragraph 4, Rent of the above referenced Lease Agreement shall be amended as follows:

03/01/07 through 02/28/08 @ $5,725.00/Mo. + Rental Tax

3.	Lessee agrees to retain occupancy of the premises in an “as is” condition.

4.

This Lease Renewal Addendum may be executed via facsimile and in counterparts and each executed counterpart shall for all purposes be deemed an original and shall have the same force and effect as an original, but all of which together shall constitute in the aggregate, but one and the same instrument.

5.	Should there be any conflict between the above referenced Lease Agreement, Addendum, any subsequent Lease Amendments, and this Lease Renewal Addendum, this Lease Renewal Addendum shall control.

6.	All other terms and conditions of the above referenced Lease Agreement shall remain in full force and effect.

READ, ACCEPTED AND APPROVED:

LESSOR: CARLTON PARK ASSOCIATES, L.L.C. SUCCESSOR IN INTEREST TO CARLTON INVESTORS, L.L.C.

By:	/s/ John Bertram
John Bertram

LESSEE: SCANNER TECHNOLOGIES CORPORATION, A MINNESOTA CORPORATION

By:	/s/ Elwin M. Beaty
Elwin M. Beaty
Its:	President